UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 28, 2015
Date of Report (Date of earliest event reported)

The Hershey Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (717) 534-4200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Hershey Company (the “Company”) held its 2015 Annual Meeting of Stockholders on April 28, 2015. Set forth below are the final voting results from the meeting.

Proposal No. 1. Holders of the Company's Common Stock and Class B Common Stock, voting together without regard to class, elected the following directors by the votes set forth as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Pamela M. Arway	720,334,456	1,171,437	21,823,744
John P. Bilbrey	719,748,452	1,757,441	21,823,744
Robert F. Cavanaugh	719,981,938	1,523,955	21,823,744
Charles A. Davis	720,519,871	986,022	21,823,744
Mary Kay Haben	720,422,681	1,083,212	21,823,744
James M. Mead	711,456,844	10,049,149	21,823,744
James E. Nevels	711,509,131	9,996,762	21,823,744
Thomas J. Ridge	720,089,467	1,416,426	21,823,744
David L. Shedlarz	720,518,562	987,331	21,823,744

Holders of the Company's Common Stock, voting separately as a class, elected the following directors by the votes set forth as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert M. Malcolm	114,455,977	868,506	21,823,744
Anthony J. Palmer	114,455,077	869,406	21,823,744

Proposal No. 2. Holders of the Company's Common Stock and Class B Common Stock, voting together without regard to class, ratified the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2015, by the votes set forth as follows:

Votes For	Votes Against	Abstentions
741,593,049	1,137,453	599,135

Proposal No. 3. Holders of the Company's Common Stock and Class B Common Stock, voting together without regard to class, approved the compensation of the Company's named executive officers on a non-binding advisory basis, by the votes set forth as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
715,641,571	4,702,774	1,161,548	21,823,744

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERSHEY COMPANY

Date: April 30, 2015
By: /s/ Patricia A. Little
Patricia A. Little Senior Vice President, Chief Financial Officer